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                                                                    EXHIBIT 23.5

                     [LETTERHEAD OF HAS ASSOCIATES, INC.]


September 24, 1996



     HAS Associates, Inc. hereby consents to the inclusion of its fairness opinion (the "Opinion") in the Joint Proxy Statement of New Hampshire Thrift Bancshares, Inc. and Landmark Bank (the "Registration Statement"). In addition, HAS Associates, Inc. also consents to the inclusion of the related discussion of the Opinion in the Registration Statement.


Sincerely,


/s/ HAS Associates, Inc.

HAS Associates, Inc.